

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<CASH>                                           4,096
<INT-BEARING-DEPOSITS>                           7,827
<FED-FUNDS-SOLD>                                13,804
<TRADING-ASSETS>                                 5,327
<INVESTMENTS-HELD-FOR-SALE>                        634<F1>
<INVESTMENTS-CARRYING>                             508<F1>
<INVESTMENTS-MARKET>                               509<F1>
<LOANS>                                         23,817
<ALLOWANCE>                                      (683)
<TOTAL-ASSETS>                                  65,747
<DEPOSITS>                                      29,670
<SHORT-TERM>                                    21,362
<LIABILITIES-OTHER>                              1,731
<LONG-TERM>                                      2,272
<COMMON>                                           465
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        611
<OTHER-SE>                                       3,465<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                  65,747
<INTEREST-LOAN>                                  1,385
<INTEREST-INVEST>                                   49
<INTEREST-OTHER>                                   655
<INTEREST-TOTAL>                                 2,281
<INTEREST-DEPOSIT>                                 541
<INTEREST-EXPENSE>                               1,283
<INTEREST-INCOME-NET>                              998
<LOAN-LOSSES>                                      148
<SECURITIES-GAINS>                                 (1)<F3>
<EXPENSE-OTHER>                                  1,437<F4>
<INCOME-PRETAX>                                    799
<INCOME-PRE-EXTRAORDINARY>                         516
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       516
<EPS-PRIMARY>                                     5.29
<EPS-DILUTED>                                     5.17
<YIELD-ACTUAL>                                    2.64
<LOANS-NON>                                        150
<LOANS-PAST>                                        71
<LOANS-TROUBLED>                                     4
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   683
<CHARGE-OFFS>                                      185
<RECOVERIES>                                        80
<ALLOWANCE-CLOSE>                                  683
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1>In addition to the investment securities disclosed in this Financial Data
Schedule, the Corporation has investment securities in its venture capital business. These securities had a carrying value of $1.4 billion as of September 30, 1994.
<F2>Treasury stock of $60 million is included as a reduction of other stockholder's equity.
<F3>Investment securities gains/losses do not include the Corporation's equity securities gains which totalled $158 million.
<F4>Other expenses includes: Salaries and Employee benefit expense of $645 million, Occupancy expense of $103 million, Equipment rentals, depreciation and maintenance expense of $121 million and other expenses which totalled $568 million.
<F5>Allowance-Domestic, Allowance-Foreign and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's 10-K and are therefore not included in this Financial Data Schedule.


